UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) October 21, 2005

Platinum Underwriters Holdings, Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-31341	98-0416483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

The Belvedere Building	HM 08
69 Pitts Bay Road	(Zip Code)
Pembroke, Bermuda
(Address of principal executive offices)
(441) 295-7195
(Registrant’s telephone number, including area code)
N/A
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT.
ITEM 8.01 OTHER EVENTS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURE
Exhibit Index
EX-10.1: CREDIT AGREEMENT
EX-10.2: LIST OF CONTENTS OF EXHIBITS AND SCHEDULES TO CREDIT AGREEMENT
EX-99.1: PRESS RELEASE
EX-99.2: PRESS RELEASE

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On October 21, 2005 (the “Effective Date”), Platinum Underwriters Holdings, Ltd. (the “Company”) and its subsidiaries Platinum Underwriters Bermuda, Ltd., Platinum Underwriters Reinsurance, Inc., Platinum Re (UK) Limited (collectively, the “Reinsurance Subsidiaries”) and Platinum Underwriters Finance, Inc. (“Platinum Finance,” and together with the Company and the Reinsurance Subsidiaries, the “Credit Parties”) entered into a three-year $200,000,000 Credit Agreement dated as of October 21, 2005 (the “Credit Agreement”) with Wachovia Bank, National Association, Citibank, N.A., HSBC Bank USA, National Association and Bayerische Hypo-Und Vereinsbank AG (collectively, the “Lenders”), and Wachovia Bank, National Association, as Administrative Agent. The Credit Agreement consists of a $100,000,000 unsecured senior credit facility available for revolving borrowings and letters of credit (the “Tranche 1 Facility”) and a $100,000,000 secured senior credit facility available for letters of credit (the “Tranche 2 Facility”). The Credit Agreement provides that the aggregate commitments of $200,000,000 may be increased by the Credit Parties by $50,000,000, which increase may be allocated to the Tranche 1 Facility and/or the Tranche 2 Facility (such aggregate commitments, whether or not so increased, the “Commitments”). The Company and Platinum Finance have unconditionally guaranteed the obligations of each of the other Credit Parties under the Credit Agreement. Borrowings and letters of credit under the Credit Agreement are available for the working capital, liquidity and general corporate requirements of the Credit Parties. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Credit Agreement.
     Borrowings under the Credit Agreement may be Base Rate Loans, which generally bear interest at the higher of (i) the Federal Funds Rate plus 0.5% per annum, and (ii) the prime rate of Wachovia Bank, National Association, or LIBOR Loans, which generally bear interest at the LIBOR Rate plus an applicable percentage ranging from 0.40% to 0.625% based upon the Company’s non-credit-enhanced, senior unsecured long-term debt rating by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Service (the “Debt Rating”). Among other customary fees, a utilization fee at a per annum rate ranging from 0.10% to 0.125% (based upon the Debt Rating) of the average daily aggregate outstanding principal amount of loans outstanding under the Tranche 1 Facility is payable for each day such principal amount is greater than 50% of the aggregate commitments then in effect under the Tranche 1 Facility.
     A fee is payable on letters of credit issued on an unsecured basis under the Tranche 1 Facility at a per annum rate ranging from 0.40% to 0.625% (based upon the Debt Rating) of the average daily aggregate amount available to be drawn under such unsecured letters of credit. The fee for letters of credit issued on a secured basis under the Tranche 2 Facility is payable at a per annum rate of 0.275% of the average daily aggregate amount available to be drawn under such secured letters of credit.
     The Credit Agreement contains representations, warranties and covenants customary for bank loan facilities of this nature. Among other covenants, the Company is required to maintain a ratio of consolidated indebtedness to total capitalization as of the last day of each fiscal quarter of not greater than 0.35 to 1.0, and to maintain a consolidated tangible net worth of not less than the sum of (a) 70% of the Company’s consolidated tangible net worth as of December 31, 2004 plus (b) 50% of the Company’s consolidated net income for each fiscal year (beginning with the fiscal year ending December 31, 2005) for which consolidated net income is a positive amount plus (c) 50% of the aggregate increases in shareholders’ equity of the Company after December 31, 2004 by reason of the issuance or sale of capital stock of the Company or any of its subsidiaries or other capital contribution to the Company plus (d) 100% of the net proceeds received in November 2005 from the purchase of the Company’s common shares by holders of the Company’s equity security units. In addition, each of the Company’s regulated insurance subsidiaries must maintain a financial strength rating from A.M. Best Company of at least B++ at all times.
     If an Event of Default occurs, then, to the extent permitted in the Credit Agreement, the Lenders may terminate the Commitments, accelerate the repayment of any outstanding loans, demand the deposit of cash collateral equal to the Lenders’ letter of credit exposure, enforce any or all liens and security interests created under the related security documents and/or exercise any of the rights and remedies provided therein, terminate or give notice of nonrenewal in respect of any letter of credit in accordance with its terms and exercise all rights and remedies available to such Lenders under the Credit Agreement, related security documents and applicable law.
     Under the Credit Agreement, an Event of Default is defined as (a) a failure to pay any principal or interest on any of the Loans or Reimbursement Obligations under the Credit Agreement within designated time periods; (b) a failure to comply with certain specified covenants, conditions or agreements; (c) a failure to comply with any other conditions, covenants or agreements within 30 days after knowledge or written notice of such failure; (d) a breach of any representation or warranty made in the Credit Agreement; (e) a failure to pay when due any principal of or interest on any Indebtedness having an aggregate principal amount of at least $25 million, or to comply with conditions, covenants or agreements in any agreement or instrument relating to such Indebtedness which causes such Indebtedness to be accelerated prior to its stated maturity; (f) the occurrence of certain bankruptcy, insolvency or reorganization events; (g) the occurrence of certain money judgments or ERISA events in excess of $25 million; (h) the issuance of any orders of conservation or supervision in respect of any of the Reinsurance Subsidiaries; (i) the failure of any Security Document to be in full force and effect or the failure of any such Security Document to provide a valid and perfected security interest in the collateral covered thereby; (j) the failure of any of the obligations of the Guarantors to be legally valid and binding obligations; or (k) the occurrence of certain events constituting a change in control of the Company.

     The Credit Agreement requires that all loans shall be repaid in full no later than the third anniversary of the Effective Date, and all letters of credit shall be issued no later than seven days prior to such third anniversary, with expiry one year later.
     Certain of the Lenders and their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services to the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.
     On the Effective Date, outstanding unsecured letters of credit in the amount of approximately $47.6 million that were previously issued by Wachovia Bank, National Association at the request of certain of the Reinsurance Subsidiaries were deemed continued under the Tranche 1 Facility.
     The foregoing description of the Credit Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Credit Agreement and the transactions contemplated thereby. The foregoing description is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT.
     The information included pursuant to Item 1.01 is incorporated herein by reference.
ITEM 8.01 OTHER EVENTS
     On October 21, 2005, the Company issued the attached press release “Platinum Underwriters Holdings, Ltd. Announces $200 Million Three-Year Credit Agreement.” The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference. This report should not be deemed an admission as to the materiality of any information contained in the press release.
     On October 21, 2005, the Company issued the attached press release “Platinum Underwriters Holdings, Ltd. Files Universal Shelf Registration Statement Following Utilization of Existing Shelf.” The press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference. This report should not be deemed an admission as to the materiality of any information contained in the press release.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits
Exhibit 10.1 — Credit Agreement, dated as of October 21, 2005, by and among the Company, certain subsidiaries of the Company, Wachovia Bank, National Association, Citibank, N.A., HSBC Bank USA, National Association and Bayerische Hypo-Und Vereinsbank AG as the Lenders, and Wachovia Bank, National Association, as Administrative Agent.
Exhibit 10.2 — List of Contents of Exhibits and Schedules to the Credit Agreement. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.
Exhibit 99.1 — Press Release dated October 21, 2005, titled “Platinum Underwriters Holdings, Ltd. Announces $200 Million Three-Year Credit Agreement.” This report should not be deemed an admission as to the materiality of any information contained in the press release.
Exhibit 99.2 — Press Release dated October 21, 2005, titled “Platinum Underwriters Holdings, Ltd. Files Universal Shelf Registration Statement Following Utilization of Existing Shelf.” This report should not be deemed an admission as to the materiality of any information contained in the press release.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Platinum Underwriters Holdings, Ltd. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM UNDERWRITERS HOLDINGS, LTD.

	By:	/s/ Michael E. Lombardozzi

Michael E. Lombardozzi
Executive Vice President, General Counsel and Chief Administrative Officer
Date: October 24, 2005

Exhibit Index

Exhibit
Number	Description
10.1	Credit Agreement, dated as of October 21, 2005, by and among the Company, certain subsidiaries of the Company, Wachovia Bank, National Association, Citibank, N.A., HSBC Bank USA, National Association and Bayerische Hypo-Und Vereinsbank AG as the Lenders, and Wachovia Bank, National Association, as Administrative Agent.

10.2	List of Contents of Exhibits and Schedules to the Credit Agreement. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

99.1	Press Release dated October 21, 2005, titled “Platinum Underwriters Holdings, Ltd. Announces $200 Million Three-Year Credit Agreement.”

99.2	Press Release dated October 21, 2005, titled “Platinum Underwriters Holdings, Ltd. Files Universal Shelf Registration Statement Following Utilization of Existing Shelf.”